AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                       OF
                     RMK MULTI-SECTOR HIGH INCOME FUND, INC.

     RMK Multi-Sector High Income Fund, Inc., a Maryland corporation (the "Corporation") hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: The Corporation desires to amend and restate its charter as currently in effect. The charter of the Corporation is hereby amended and restated in its entirety to read as follows:

FIRST: NAME OF CORPORATION: The name of the corporation is RMK Multi-Sector High Income Fund, Inc.

SECOND: DURATION OF CORPORATION: The duration of the Corporation shall be perpetual.

THIRD: CORPORATE PURPOSES: The Corporation is formed for the following purposes:

     A. To conduct, operate and carry on the business of a closed-end management investment company, registered as such with the Securities and Exchange Commission pursuant to the Investment Company Act of 1940, as amended (the "1940 Act"); and

     B. To exercise and enjoy all of the powers, rights and privileges granted to, or conferred upon, corporations by the laws of the State of Maryland now or hereafter in force, including, without limitation:

          1. To hold, invest and reinvest the assets of the Corporation, and in connection therewith to hold part or all of its assets in cash, and to purchase, subscribe for or otherwise acquire, to hold for investment or otherwise, to trade and deal in, write, sell, assign, negotiate, transfer, exchange, lend, pledge or otherwise dispose of or turn to account or realize upon, securities of any corporation, company, association, trust, firm, partnership, or other organization however or wherever established or organized, as well as securities created or issued by any United States or foreign issuer (which term "issuer" shall, for the purpose of these Amended and Restated Articles of Incorporation, without limiting the generality thereof, be deemed to include any persons, firms, associations, partnerships, corporations, syndicates, combinations, organizations, governments or subdivisions, agencies or instrumentalities of any government); to exercise, as owner or holder of any securities, all rights, powers and privileges in respect thereof, including the right to vote thereon; to aid by further investment any issuer, any obligation of or interest in which is held by the Corporation or in the affairs of which the Corporation has any direct or indirect interest; to guarantee or become surety on any or all of the contracts, stocks, bonds, notes, debentures and other obligations of any corporation, company, trust, association or firm; and to do any and all acts and things for the preservation, protection, improvement and enhancement in value of any and all such securities. For the purposes of these Amended and Restated Articles of Incorporation, as the same may be supplemented or amended, the term "securities" shall be deemed to

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               include,  without  limiting the generality  thereof,  any stocks, shares, bonds, debentures, bills, notes, mortgages and any other obligations or evidences of indebtedness, and any options, certificates, receipts, warrants, futures or forward contracts, or other instruments representing rights to receive, purchase, subscribe for or sell the same, or evidencing or representing any other direct or indirect rights or interests therein, including all rights of equitable ownership therein, or in any property or
               assets;   and  any  negotiable  or  non-negotiable   instruments,
               including money market instruments, bank certificates of deposit, finance paper, commercial paper, bankers' acceptances and all types of repurchase or reverse repurchase agreements; interest
               rate   protection   instruments;   and  derivative  or  synthetic
               instruments;

          2. To acquire all or any part of the goodwill, rights, property and business of any person, firm, association or corporation heretofore or hereafter engaged in any business similar to any business which the Corporation has the power to conduct; and to hold, utilize, enjoy and in any manner dispose of the whole or any part of the rights, property and business so acquired, and to assume in connection therewith any liabilities of any such person, firm, association or corporation;

          3. To apply for, obtain, purchase or otherwise acquire, any patents, copyrights, licenses, trademarks, trade names and the like, which may be capable of being used for any of the purposes of the Corporation; and to use, exercise, develop, grant licenses in respect of, sell and otherwise turn to account, the same;

          4. To issue and sell shares of its own capital stock and securities convertible into such capital stock in such amounts and on such terms and conditions, for such purposes and for such amount or kind of consideration (including without limitations, securities) now or hereafter permitted by the laws of the State of Maryland, by the 1940 Act and by these Amended and Restated Articles of Incorporation, as its Board of Directors may, and is hereby authorized to, determine;

          5. To purchase, repurchase or otherwise acquire, hold, dispose of, resell, transfer, reissue or cancel (all without the vote of the stockholders of the Corporation) shares of its capital stock in any manner and to the extent now or hereafter permitted by the laws of the State of Maryland, by the 1940 Act and by these Amended and Restated Articles of Incorporation;

          6. To conduct its business in all branches at one or more offices in any part of the world, without restriction or limit as to extent;

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          7.   To exercise and enjoy, in any states, territories,  districts and
               United States dependencies and in foreign countries, all of the powers, rights and privileges granted to, or conferred upon, corporations by the laws of the State of Maryland now or hereafter in force;

          8. To enjoy all rights, powers and privileges of ownership or interest in all securities held by the Corporation, including the right to vote and otherwise act with respect thereto and to do all acts for the preservation, protection, improvement, and enhancement in value of all such securities; and

          9. In general, to carry on any other business in connection with or incidental to its corporate purposes, to do everything necessary, suitable or proper for the accomplishment of such purposes or for the attainment of any object or the furtherance of any power set forth in these Amended and Restated Articles of Incorporation, either alone or in association with others, to do every other act or thing incidental or appurtenant to or growing out of or connected with its business or purposes, objects or powers, and, subject to the foregoing, to have and exercise all the powers, rights and privileges granted to, or conferred upon, corporations by the laws of the State of Maryland as in force from time to time.

     C. The foregoing objects and purposes shall, except as otherwise expressly provided, be in no way limited or restricted by reference to, or inference from, the terms of any other clause of this or any other Article of these Amended and Restated Articles of Incorporation, and shall each be regarded as independent and construed as a power as well as an object and a purpose, and the enumeration of specific purposes, objects and powers shall not be construed to limit or restrict in any manner the meaning of general terms or the general powers of the Corporation now or hereafter conferred by the laws of the State Maryland, nor shall the expression of one thing be deemed to exclude another though it be of like nature, not expressed; provided however, that the Corporation shall not have power to carry on within the State of Maryland any business whatsoever the carrying on of which would preclude it from being classified as an ordinary business corporation under the laws of said State; nor shall it carry on any business, or exercise any powers, in any other state, territory, district or country except to the extent that the same may lawfully be carried on or exercised under the laws thereof.

     D. Incident to meeting the purposes specified above, the Corporation also shall have the power, without limitation:

               1. To acquire (by purchase, lease or otherwise) and to take, receive, own, hold, use, employ, maintain, develop, dispose of (by sale or otherwise) and otherwise deal with any real or personal property, wherever located, and any interest therein;

               2. To make contracts and guarantees, incur liabilities and borrow money and, in this connection, issue notes or other evidence of indebtedness;

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               3.   To  buy,  hold,   sell,  and  otherwise  deal  in  and  with
                    commodities, indices of commodities or securities, and foreign exchange, including the purchase and sale of futures contracts, options on futures contracts related thereto and forward contracts, subject to any applicable provisions of law; and

               4. To sell, lease, exchange, transfer, convey, mortgage, pledge and otherwise dispose of any or all of its assets.

FOURTH: ADDRESS OF PRINCIPAL OFFICE. The address of the principal office of the Corporation in the State of Maryland is c/o The Corporation Trust Incorporated, 300 East Lombard Street, Baltimore, Maryland, 21202.

FIFTH: NAME AND ADDRESS OF RESIDENT AGENT. The name of the resident agent of the Corporation in the State of Maryland is The Corporation Trust Incorporated, whose address is 300 East Lombard Street, Baltimore, Maryland, 21202. The resident agent is a citizen of the State of Maryland and actually resides therein.

SIXTH:  CAPITAL STOCK.

     A. The total number of shares of all classes of capital stock that the Corporation has authority to issue is one billion (1,000,000,000) shares of capital stock, $0.0001 par value, having an aggregate par value of one hundred thousand dollars ($100,000).

     B. Except as may be provided by the Board of Directors in setting the terms of classified or reclassified shares of capital stock pursuant to Paragraph D below, stockholders shall not have preemptive or preferential rights to acquire any shares of the capital stock of the Corporation. Any or all of such shares, whenever authorized, may be issued, or may be reissued and transferred if such shares have been reacquired and have treasury status, to any person, firm, corporation, trust, partnership, association or other entity for such lawful consideration (and without consideration in the case of a stock split or stock dividend) and on such terms as the Board of Directors determines in its discretion without first offering the shares to any such holder.

     C. All shares of the Corporation's authorized capital stock, when issued for such consideration as the Board of Directors may determine, shall be fully paid and non-assessable.

     D. The Board of Directors of the Corporation may, pursuant to the laws of Maryland, classify or reclassify any unissued capital stock from time to time by setting or changing any preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications, or (subject to the purposes of the Corporation) terms or conditions for the redemption of the stock by the Corporation and cause the Corporation to file articles supplementary with the State Department of Assessments and Taxation of Maryland ("SDAT"). Any of the terms of any class of stock set or changed pursuant to this Paragraph D may be made dependent upon facts or events ascertainable outside the charter (including determinations by the Board of Directors or other facts or events within the control of the Corporation) and may vary among holders thereof, provided that the manner in which such facts, events or variations shall operate upon the terms of such class of stock is clearly and expressly set forth in the articles supplementary or other charter document filed with the SDAT. Unless and until the Board of

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


Directors shall provide otherwise pursuant to the authority granted in this paragraph, all of the authorized shares of the Corporation's capital stock are designated as Common Stock.

     E. No shares of the Corporation's Common Stock shall have any conversion or exchange rights or privileges or have cumulative voting rights.

     F. The dividends and distributions or other payments with respect to the capital stock of the Corporation, including any class that hereafter may be created, shall be in such amounts as may be declared from time to time by the Board of Directors, whether by specifying the amounts, establishing formulas, or otherwise, and such dividends and distributions may vary from class to class to such extent and for such purposes as the Board of Directors may deem appropriate, including, but not limited to, the purpose of complying with requirements of regulatory or legislative authorities or the terms of any preference attaching to one or more classes.

     G. Unless otherwise provided in these Amended and Restated Articles of Incorporation, on each matter that is submitted to a vote of the stockholders, each holder of a share of capital stock of the Corporation shall be entitled to one vote for each such share registered in such holder's name on the books of the Corporation, irrespective of the class of such share, and all shares of all classes of capital stock shall vote together as a single class; provided, however, that, except as otherwise expressly provided in these Amended and Restated Articles of Incorporation, as to any matter with respect to which a separate vote of any class is required by the 1940 Act (including the rules or regulations thereunder) or by the laws of the State of Maryland, voting in accordance with such requirement shall apply in lieu of a vote of all classes voting together as a single class. Nothing in these Amended and Restated Articles of Incorporation shall be deemed to prohibit the Board of Directors, through articles supplementary establishing the rights and privileges of any class, from granting to one or more classes the exclusive right to elect one or more directors of the Corporation.

     H. In the event of the liquidation or dissolution of the Corporation, the holders of the Corporation's Common Stock shall be entitled to receive all the net assets of the Corporation not attributable to other classes of capital stock through any preference. The assets so distributed to the stockholders shall be distributed among such stockholders in proportion to the number of shares of the class held by them and recorded on the books of the Corporation.

SEVENTH: BOARD OF DIRECTORS: The Corporation shall have at least three directors; provided that if there is no stock outstanding, the number of directors may be less than three but not less than one. Charles Darryl Maxwell and Joseph Clement Weller shall act as directors of the Corporation until the first annual meeting or until their successors are duly chosen and qualified. Except for the initial Board of Directors, the Board of Directors shall at all times be divided as equally as possible into three classes of directors designated Class I, Class II, and Class III. The terms of office of Class I, Class II, and Class III directors shall expire at the annual meetings of stockholders held in 2007, 2008, and 2009 respectively, and at each third annual meeting of stockholders thereafter.

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

EIGHTH:  MANAGEMENT OF THE AFFAIRS OF THE CORPORATION.

     A. All corporate powers and authority of the Corporation shall be vested in and exercised by the Board of Directors except as otherwise provided by statute, these Amended and Restated Articles of Incorporation or the By-Laws of the Corporation.

     B. The Board of Directors shall have the power to adopt, alter, or repeal the By-Laws of the Corporation, except to the extent the By-Laws specifically provide otherwise, and to adopt, alter, or repeal the Amended and Restated Articles of Incorporation, to the extent permitted by the laws of the State of Maryland.

     C. The Board of Directors shall have the power to determine whether and to what extent, and at what times and places, and under what conditions and regulations the accounts and books of the Corporation (other than the stock ledger) shall be open to inspection by stockholders. No stockholder shall have any right to inspect any account, book, or document of the Corporation except to the extent permitted by statute or the By-Laws.

     D. The Board of Directors shall have the power to determine, in accordance with generally accepted accounting principles, the Corporation's net income, its total assets and liabilities, and the net asset value of the shares of capital stock of the Corporation. The Board of Directors may delegate such power to any one or more of the directors or officers of the Corporation, its investment manager, administrator, custodian, or depository of the Corporation's assets, or another agent of the Corporation appointed for such purposes. Different classes of the capital stock may have different net asset values.

     E. The Board of Directors shall have the power to make distributions, including dividends, from any legally available funds in such amounts, and in a manner and to the stockholders of record of such a date, as the Board of Directors may determine.

NINTH: STOCKHOLDER LIABILITY. The stockholders shall not be liable to any extent for the payment of any debt of the Corporation.

TENTH: majority of votes. Except as otherwise provided in these Amended and Restated Articles of Incorporation or By-Laws, and notwithstanding any provision of Maryland law requiring approval by a greater proportion than a majority of the votes entitled to be cast in order to take or authorize any action, any action requiring stockholder approval by a greater proportion than a majority of the votes entitled to be cast under the laws of the State of Maryland may be taken or authorized by the Corporation upon the affirmative vote of a majority of the votes entitled to be cast thereon (or by a majority of the votes entitled to be cast thereon by each class when the Corporation is required to obtain a vote by one or more separate classes).

ELEVENTH:  CERTAIN TRANSACTIONS.

     A. Notwithstanding any other provision of these Amended and Restated Articles of Incorporation, and subject to the exceptions provided in Paragraph D of this Article, the transactions described in Paragraph C of this Article shall require the affirmative vote of a majority of the directors and of the holders of seventy-five percent (75%) of the outstanding shares of the capital stock of

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

the Corporation. Notwithstanding any other provision in these Amended and Restated Articles of Incorporation, such affirmative vote shall be in addition to, and not in lieu of, the vote of the holders of the capital stock of the Corporation otherwise required by law (including without limitation, any separate vote by class of capital stock that may be required by the 1940 Act or by the laws of the State of Maryland), by the terms of any class of capital stock that is now or hereafter authorized, or by any agreement between the Corporation and any national securities exchange.

     B. For purposes of this Article, the term "Principal Stockholder" shall mean any corporation, person, entity, or group (within the meaning of Rule 13d-5 under the Securities Exchange Act of 1934, as amended (the "1934 Act")), which is the beneficial owner (within the meaning of Rule 13d-3 of the 1934 Act), of more than five percent (5%) of the outstanding shares of the capital stock of the Corporation and shall include any affiliate or associate, as such terms are defined below, of a Principal Stockholder. For the purposes of this Article, in addition to the shares of capital stock which a corporation, person, entity, or group beneficially owns (within the meaning of Rule 13d-3 of the 1934 Act), any corporation, person, entity, or group shall be deemed to be the beneficial owner of any shares of capital stock of the Corporation which are beneficially owned (within the meaning of Rule 13d-3 of the 1934 Act), by any other corporation, person, entity, or group with which it or its "affiliate" or "associate" (as those terms are defined in Rule 12b-2 under the 1934 Act), has any agreement, arrangement, or understanding for the purpose of acquiring, holding, voting, or disposing of stock of the Corporation, or which is its "affiliate" or "associate" as so defined. For purposes of this Paragraph B, calculation of the outstanding shares of capital stock of the Corporation shall not include shares beneficially owned (within the meaning of Rule 13d-3 of the 1934 Act) by a Principal Stockholder.

     C.   This Article shall apply to the following transactions:

          1. The conversion of the Corporation from a closed-end management investment company to an open-end management investment company;

          2. A change in the nature of the business of the Corporation so that it would no longer be an investment company registered under the 1940 Act;

          3.   A  merger,  consolidation,   reorganization  or  statutory  share
               exchange of the Corporation with or into any other corporation or entity, including a trust;

          4. The sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or any substantial part of the assets of the Corporation (other than in the regular course of the Corporation's investment activities);

          5.   The dissolution or liquidation of the Corporation;

          6. The sale, lease, exchange or other transfer of all or any substantial part of the assets of the Corporation to any Principal Stockholder (except assets having an aggregate fair market value of less than $1,000,000, aggregating for the purposes of such computation all assets sold, leased, or exchanged in any series of similar transactions within a twelve-month period);

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

          7. The sale, lease, or exchange to the Corporation, in exchange for securities of the Corporation, of any assets of any Principal Stockholder (except assets having an aggregate fair market value of less than $1,000,000, aggregating for the purposes of such computation all assets sold, leased, or exchanged in any series of similar transactions within a twelve-month period); or

          8. The issuance of any securities of the Corporation to any Principal Stockholder for cash, except as part of an offering in which the Principal Stockholder has no special right to participate as compared to (a) other holders of the same class of stock, or (b) investors at large.

     D. The provisions in Paragraph A of this Article shall not apply to any transaction described in Paragraph C of this Article if such transaction is authorized by the affirmative vote of two-thirds of the Continuing Directors. "Continuing Directors" means the directors identified in Article SEVENTH and the directors whose nomination for election by the stockholders or whose election by the directors to fill vacancies has been approved by a majority of the Continuing Directors then on the Board.

TWELFTH:  LIMITATION ON LIABILITY.

     A. To the maximum extent permitted by applicable law (including the laws of the State of Maryland and the 1940 Act) as currently in effect or as hereafter amended:

          1. No director or officer of the Corporation shall be liable to the Corporation or its stockholders for money damages; and

          2. The Corporation shall indemnify and advance expenses as provided in the By-Laws of the Corporation to its present and past directors, officers, employees and agents, and persons who are serving or have served at the request of the Corporation in similar capacities for other entities, provided, however, that the transfer agent of the Corporation or of another such entity shall not be considered an agent for these purposes, unless expressly deemed to be such by the Corporation's Board of Directors in a resolution referring to this Article.

     B. No amendment, alteration or repeal of this Article or the adoption, alteration or amendment of any other provision of these Amended and Restated Articles of Incorporation or the By-Laws of the Corporation inconsistent with this Article, shall adversely affect any limitation on liability or indemnification of any person under this Article with respect to any act or failure to act which occurred prior to such amendment, alteration, repeal or adoption.

THIRTEENTH: RIGHT OF AMENDMENT. Except as set forth below and subject to the authority granted to the Board of Directors to adopt articles supplementary pursuant to Article SIXTH hereof and to amend provisions of the Amended and Restated Articles of Incorporation without stockholder approval as provided by the laws of the State of Maryland, any provision of these Amended and Restated Articles of Incorporation may be amended, altered or repealed only upon the

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affirmative  vote of the holders of a majority of the outstanding  shares of the
Corporation. Any amendment, alteration or repeal of Articles SEVENTH, ELEVENTH, TWELFTH OR THIRTEENTH shall require the affirmative vote of the holders of seventy-five percent (75%) of the outstanding shares of the capital stock of the Corporation.

     SECOND: The provisions set forth in the Amended and Restated Articles of Incorporation are all of the provisions of the charter currently in effect.

     THIRD: The amendment and restatement of the charter of the Corporation as hereinabove set forth was duly approved by the entire Board of Directors and no stock entitled to be voted on the matter was outstanding or subscribed for at the time of approval.

     FOURTH: The current address of the principal office of the Corporation is as set forth in Article FOURTH of the foregoing amendment and restatement of the charter.

     FIFTH: The name and address of the Corporation's current resident agent are as set forth in Article FIFTH of the foregoing amendment and restatement of the charter.

     SIXTH: The number of directors of the Corporation and the names of those currently in office are as set forth in Article SEVENTH of the foregoing amendment and restatement of the charter.

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     IN WITNESS WHEREOF, RMK Multi-Sector High Income Fund, Inc., has caused the foregoing amendment and restatement of the charter to be signed in its name and on its behalf by its President and witnessed to by its Secretary on this 19th day of December, 2005.



                                         RMK MULTI-SECTOR HIGH INCOME FUND, INC.


                                         /s/ Joseph C. Weller, President
                                         _______________________________________
[Seal]                                   Joseph C. Weller, President


                                         /s/ Charles D. Maxwell, Secretary
                                         _______________________________________
WITNESS:                                 Charles D. Maxwell, Secretary



     The undersigned President acknowledges the foregoing amendment and restatement of the charter to be the corporate act of the Corporation and as to all matters and facts required to be verified under oath, the undersigned President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties of perjury.



                                         /s/ Joseph C. Weller, President
                                         _______________________________________
                                         Joseph C. Weller, President

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